SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2003

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE (State or other jurisdiction of incorporation)	1-13113 (Commission File Number)	62-0331040 (IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama (Address of principal executive offices)	35211 (Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Item 5.    Other Events.

On April 8, 2003, Saks Incorporated announced that its Board of Directors authorized a 25 million share increase in its common stock share repurchase program. The April 8, 2003 news release is incorporated herein by reference and is attached hereto as Exhibit 99.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits

Exhibit	Description of Document
99	April 8, 2003 news release announcing Board of Directors authorization of increase in common stock share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED /s/ DOUGLAS E. COLTHARP
Date: April 8, 2003	Douglas E. Coltharp Executive Vice President and Chief Financial Officer